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Exhibit 4.2

CONSENT

        Reference is made to the registration statement on Form F-8 (the "Registration Statement") of Noranda Inc. (the "Company") relating to its offer to exchange its common shares to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on or about the date hereof.

        We hereby consent to the references to this firm in the sections titled "Certain Canadian Federal Income Tax Considerations" and "Eligibility for Investment" in the Offer and Circular included in the Registration Statement and to the reference to our opinion contained therein.

        In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Dated: March 24, 2005

/s/ MCCARTHY TÉTRAULT LLP MCCARTHY TÉTRAULT LLP

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Exhibit 4.2
CONSENT